Exhibit 99.1

Intellicheck Announces First Quarter Financial Results

Year over year first quarter revenues increased 20%

SaaS revenues increased 45%

MELVILLE, NY – May 1, 2019 — Intellicheck, Inc. (NYSE American: IDN), a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identity authentication and age verification, today announced its financial results for the first quarter ended March 31, 2019.

Revenue for the first quarter ended March 31, 2019 grew 20% to $1,278,994 versus $1,062,062 in the prior year comparable period. SaaS revenue in the first quarter grew 45% and totaled $861,000 versus $595,000 in the prior year comparable period. Gross profit as a percentage of revenues was 85.0% for the three months ended March 31, 2019 versus 90.5% in the prior year comparable period.

Intellicheck CEO Bryan Lewis said, “We continue to make progress towards the goals we have set for the company. We have realized what I believe are solid growth numbers for the quarter as we continue to move on several fronts to strengthen and grow our position. The changes we have put in place in how we sell and implement our solutions are generating success including our expansion of the implementation team to make sure we have the right number of people with the right skill set in place to be able to capitalize on the opportunities presented to us. This quarter we also began the wide-spread deployment of four retailers totaling 2,900 stores ranging in size from just under 300 stores to just over 1,500. Later this month, we will begin the deployment of another large retailer with 1,300 stores. All signs point to what we believe will be ongoing growth in the adoption of our key technology solutions.”

Looking at new market opportunities, Lewis commented, “In addition to the growing adoption we are seeing with financial institutions and retailers, we believe that new markets are opening up to us as well. As hospital groups grapple with the mounting problem of insurance fraud, we have begun to see traction in that market vertical as we began bringing on some of these hospital groups for authentication. The leap in incidents of fraud has also given us new traction with auto dealerships. We now have six dealer groups that have contracted for Retail ID and have signed an agreement with one of the providers of dealer management software to incorporate Retail ID in their suite of products. We believe this serves as an important indicator of all the markets where authentication is needed and we are very much looking forward to the rest of 2019.”

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The net loss for the three months ended March 31, 2019 was ($1,212,991) or ($0.08) per diluted share versus ($1,067,957) or ($0.07) per diluted share in the comparable prior year period. Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved to a loss of ($787,161) for the first quarter of 2019 versus a loss of ($961,969) in the prior year comparable period. A reconciliation of adjusted EBITDA to net loss is provided elsewhere in this release.

Cash at March 31, 2019 totaled $3.8 million and stockholders’ equity totaled $12.1 million at the end of the period.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck files its Form 10-Q for the first quarter ended March 31, 2019.

Conference Call Information:

The Company will hold an earnings conference call today, May 1, at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13690277. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13690277. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until May 15, 2019.

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INTELLICHECK, INC.

BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$3,840,600	$4,376,017
Accounts receivable, net of allowance of $24,675 at March 31, 2019 and December 31, 2018	796,834	1,019,434
Inventory	83,456	82,337
Other current assets	323,740	271,415
Total current assets	5,044,630	5,749,203

NOTE RECEIVABLE, net of current portion	18,222	29,017
PROPERTY AND EQUIPMENT, net	245,266	264,583
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	267,323	306,575
OPERATING LEASE RIGHT-OF-USE ASSET	238,094	-
OTHER ASSETS	7,778	9,742
Total assets	$13,922,974	$14,460,781

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$75,407	$73,334
Accrued expenses	736,734	726,918
Operating lease liability, current portion	118,414	-
Deferred revenue, current portion	757,448	704,536
Total current liabilities	1,688,003	1,504,788

OTHER LIABILITIES:
Deferred revenue, long-term portion	30,445	29,486
Operating lease liability, long-term portion	128,073	-
Other long-term liabilities	-	6,802
Total liabilities	1,846,521	1,541,076

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 15,638,765 shares issued and outstanding at March 31, 2019 and December 31, 2018	15,639	15,639
Additional paid-in capital	127,660,206	127,290,467
Accumulated deficit	(115,599,392)	(114,386,401)
Total stockholders’ equity	12,076,453	12,919,705

Total liabilities and stockholders’ equity	$13,922,974	$14,460,781

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INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2019	2018

REVENUES	$1,278,994	$1,062,062
COST OF REVENUES	(192,297)	(100,469)
Gross profit	1,086,697	961,593

OPERATING EXPENSES
Selling, general and administrative	1,493,710	1,415,384
Research and development	811,997	628,036
Total operating expenses	2,305,707	2,043,420

Loss from operations	(1,219,010)	(1,081,827)

OTHER INCOME
Interest and other income	6,019	13,870

Net loss	$(1,212,991)	$(1,067,957)

PER SHARE INFORMATION
Loss per common share -
Basic/Diluted	$(0.08)	$(0.07)

Weighted average common shares used in computing per share amounts -
Basic/Diluted	15,638,765	15,271,213

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INTELLICHECK, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Three Months Ended March 31, 2019
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2018	15,638,765	$15,639	$127,290,467	$(114,386,401)	$12,919,705

Stock-based compensation expense	-	-	369,739	-	369,739
Net loss	-	-	-	(1,212,991)	(1,212,991)

BALANCE, March 31, 2019	15,638,765	15,639	127,660,206	(115,599,392)	12,076,453

	Three Months Ended March 31, 2018
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2017	15,009,246	$15,009	$126,416,869	$(110,422,825)	$16,009,053

Stock-based compensation expense	-	-	60,708	-	60,708
Exercise of stock options	593,838	594	686,927	-	687,521
Vesting of restricted stock	5,859	6	(6)	-	-
Net loss	-	-	-	(1,067,957)	(1,067,957)

BALANCE, March 31, 2018	15,608,943	$15,609	$127,164,498	$(111,490,782)	$15,689,325

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INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,212,991)	$(1,067,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62,110	59,150
Noncash stock-based compensation expense	369,739	60,708
Deferred rent	-	(13,505)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	222,600	(50,389)
(Increase) decrease in inventory	(1,119)	3,357
(Increase) in other current assets	(51,902)	(21,421)
Decrease (increase) in other assets	1,964	(627)
Increase in accounts payable and accrued expenses	13,479	180,034
Increase in deferred revenue	53,871	65,295
(Decrease) in other long-term liabilities	-	(79,204)
Net cash used in operating activities	(542,249)	(864,559)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,540)	(77,399)
Collection of note receivable	10,372	9,968
Net cash provided by (used in) investing activities	6,832	(67,431)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock from exercise of stock options	-	687,521
Net cash provided by financing activities	-	687,521

Net decrease in cash	(535,417)	(244,469)

CASH, beginning of period	4,376,017	8,010,161

CASH, end of period	$3,840,600	$7,765,692

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Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net loss, interest and other income, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income, impairments of long lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

A reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended March 31,
	2019	2018
Net loss	$(1,212,991)	$(1,067,957)
Reconciling items:
Interest and other income	(6,019)	(13,870)
Depreciation and amortization	62,110	59,150
Stock-based compensation expense	369,739	60,708
Adjusted EBITDA	$(787,161)	$(961,969)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck NYSE American: IDN

Intellicheck is a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identity authentication and age verification. We make it possible for our clients to increase revenues, improve customer service, and increase operational efficiencies. Founded in 1994, Intellicheck has grown to serve dozens of Fortune 500 companies including retail and financial industry clients, police departments, national defense clients and diverse state and federal government agencies. For more information on Intellicheck, visit http://www.intellicheck.com/ and follow Intellicheck on Twitter, on Facebook, on LinkedIn and on YouTube.

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Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this website and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of Intellicheck’s products and the presently anticipated growth in the commercial adoption of the Company’s products and services; our ability to successfully transition pilot programs into formal commercial scale programs; changing levels of demand for Intellicheck’s current and future products; Intellicheck’s ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; Intellicheck’s ability to successfully market and sell its products, any delays or difficulties in the Company’s supply chain coupled with the typically long sales and implementation cycle for its products; Intellicheck’s ability to enforce its intellectual property rights; changes in laws and regulations applicable to the Company’s products; the Company’s continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in Intellicheck’s reports filed with the SEC. We do not assume any obligation to update the forward-looking information.

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